Exhibit 99.1

NEWS RELEASE
www.vocaltec.com

MAGICJACK REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

•	Total net revenues of $22.4 million, access rights renewal revenues were $13.0 million
•	GAAP operating income of $1.1 million, Adjusted EBITDA of $4.4 million
•	GAAP diluted EPS of ($0.10), non-GAAP diluted EPS of $0.21
•	Cash and cash equivalents of $47.0 million and no debt as of June 30, 2017

West Palm Beach, Fla. and Netanya, Israel, August 9, 2017 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the second quarter ended June 30, 2017.

“We’re very pleased with our progress against our top priorities in the second quarter." said Don C. Bell, CEO of magicJack VocalTec. “During the quarter, we improved retention, identified opportunities to increase ARPU, proceeded on-plan toward our launch of a competitive offer in the growing SOHO UCaaS market, and improved sales momentum in Broadsmart.”

Second Quarter 2017 Financial Highlights:

–
Net revenues: Total net revenues for the second quarter of 2017 were $22.4 million. Net revenues from the sales of magicJack devices were $2.5 million and access rights renewal revenues were $13.0 million, and accounted for 58% of total net revenues. Prepaid minute revenues were $1.2 million and access and wholesale charges were $1.0 million during the quarter. Broadsmart Global, Inc. contributed $3.0 million in revenues to the second quarter of 2017. Other revenue items contributed the remaining $1.7 million of total net revenues during the second quarter of 2017.

–
Operating income: GAAP operating income for the second quarter of 2017 was $1.1 million which included $1.7 million in charges primarily related to non-recurring legal costs and settlements and senior management transition expenses.

–	Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2017 was $4.4 million.

–
Net loss: GAAP net loss attributable to common shareholders for the second quarter of 2017 was ($1.6) million or ($0.10) GAAP diluted net income per share based on 16.1 million weighted-average diluted ordinary shares outstanding. GAAP net loss included the following items:

•	$2.6 million tax-related items, which included a $2.4 million tax impact due to expiration of stock options;
•	$0.6 million accrual for a state tax settlements;
•	$0.5 million in costs related to the strategic process;
•	$0.4 million accrual for costs related to an expected class action suit settlement, which represents the remainder of costs we do not expect to recover from insurance; and
•	$0.2 million in severance and executive management transition expenses

–
Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the second quarter of 2017 was $3.4 million or $0.21 non-GAAP net income per share based on 16.1 million weighted-average diluted ordinary shares outstanding.

–
Cash: As of June 30, 2017, magicJack VocalTec had cash and cash equivalents of $47.0 million and no debt. During the second quarter of 2017, the company used $0.3 million net cash in operating activities, which reflects the impact of $2.4 million spent on severances and senior management transition costs, approximately $1.0 million in payments of expenses associated with the proxy dispute and lower renewal sales.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional Second Quarter 2017 and Recent Highlights:

–	As of June 30, 2017, magicJack had an estimated 2.04 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated approximately 87,000 subscribers during the second quarter of 2017. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended June 30, 2017, magicJack’s average monthly churn was 2.1%.

Quarterly Conference Call:

In conjunction with this announcement, magicJack VocalTec will host a conference call on Wednesday, August 9, 2017, at 5:30 p.m. EDT to discuss the company's financial results for the second quarter 2017 and other company business. To access this call, dial 1-888-857-6930 (United States), or 1-719-325-2435 (international), with conference ID #2787062. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec's website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through August 23, 2017, by dialing 1-844-512-2921 (United States), or 1-412-317-6671 (international). The recording access code is #2787062.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

–
magicJack defines adjusted EBITDA as GAAP operating (loss) income excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, asset impairment, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items.

–
magicJack defines non-GAAP net income as GAAP net (loss) income attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, asset impairment, transaction related expenses, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components, other items and tax related items.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

– More –

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-17	30-Jun-16	30-Jun-17	30-Jun-16
Net revenues	$22,381	$25,301	$45,578	$49,000
Cost of revenues	8,166	9,838	17,617	18,047
Gross profit	14,215	15,463	27,961	30,953
Operating expenses:
Marketing	2,120	1,758	4,527	2,979
General and administrative	9,544	8,252	22,369	17,187
Research and development	1,462	1,247	2,961	2,347
Impairment of intangible assets and goodwill	-	-	31,527	-
Total operating expenses	13,126	11,257	61,384	22,513
Operating income (loss)	1,089	4,206	(33,423)	8,440
Other income (expense):
Interest and dividend income	17	9	23	16
Other (expense) income	(13)	2	(30)	(5)
Total other income (expense)	4	11	(7)	11
Income (loss) before income taxes	1,093	4,217	(33,430)	8,451
Income tax expense (benefit)	2,587	1,702	(8,768)	5,202
Net (loss) income	(1,494)	2,515	(24,662)	3,249
Net (gain) loss attributable to noncontrolling interest	(67)	304	-	304
Net (loss) income attributable to common shareholders	$(1,561)	$2,819	$(24,662)	$3,553

(Loss) earnings per ordinary share:
Basic	$(0.10)	$0.18	$(1.54)	$0.23
Diluted	$(0.10)	$0.18	$(1.54)	$0.22
Weighted average ordinary shares outstanding:
Basic	16,078	15,853	16,056	15,750
Diluted	16,078	15,872	16,056	15,914

– More –

CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
	30-Jun-17	31-Dec-16
ASSETS
Current Assets
Cash and cash equivalents	$47,041	$52,394
Marketable securities, at fair value	369	447
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	2,095	3,171
Inventories	2,646	4,441
Deferred costs	1,918	2,319
Prepaid income taxes	2,713	527
Recevable from earnout escrow	2,000	2,000
Deposits and other current assets	4,465	1,970
Total current assets	63,247	67,269

Property and equipment, net	3,173	3,805
Intangible assets, net	11,533	28,854
Goodwill	32,304	47,185
Deferred tax assets, non-current	35,659	26,568
Deposits and other non-current assets	793	836
Total Assets	$146,709	$174,517

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$1,846	$2,790
Income tax payable	-	1,527
Accrued expenses and other current liabilities	10,549	8,426
Deferred revenue, current portion	44,886	48,507
Total current liabilities	57,281	61,250

Deferred revenue, net of current portion	41,510	44,201
Other non-current liabilities	12,577	10,866
Total Capital Equity	35,341	58,200
Total Liabilities and Capital Equity	$146,709	$174,517

– More –

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Six Months	Six Months
	Ended	Ended
	30-Jun-17	30-Jun-16
Cash flows from operating activities:
Net (loss) income	$(24,662)	$3,249
Provision for doubtful accounts and billing adjustments	126	152
Share-based compensation	1,303	2,250
Depreciation and amortization	2,419	2,182
Impairment of intangible assets	31,527	-
Increase of uncertain tax position	1,809	1,187
Deferred income tax (benefit) provision	(9,091)	935
Loss on sale of assets	18	-
Changes in operating assets and liabilities	(7,575)	(1,606)
Net cash (used in) provided by operating activities	(4,126)	8,349
Cash flows from investing activities:
Purchases of investments	-	(80)
Proceeds from sales of investments	245	-
Purchases of property and equipment	(248)	(159)
Acquisition of Broadsmart	-	(40,019)
Acquisition of intangible assets	(1,089)	-
Net cash used in investing activities	(1,092)	(40,258)
Cash flows from financing activities:
Repurchase of treasury stock to settle withholding liability	(135)	-
Proceeds from exercise of ordinary share options	-	1
Net cash (used in) provided by financing activities	(135)	1

Net (decrease) increase in cash and cash equivalents	(5,353)	(31,908)
Cash and cash equivalents, beginning of period	52,394	78,589
Cash and cash equivalents, end of period	$47,041	$46,681
– More –

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-17	30-Jun-16	30-Jun-17	30-Jun-16
GAAP Operating (loss) income	$1,089	$4,206	$(33,423)	$8,440
Depreciation and amortization	894	1,390	2,419	2,182
Share-based compensation	567	1,248	1,303	2,250
Impairment of intangible assets	-	-	31,527	-
Asset impairment	104	-	490	-
Transaction related expenses	-	-	-	799
Proxy contest related expenses	25	-	1,042	-
Severance and senior management transition expenses	242	63	3,154	611
Write-down of inventory components	-	-	386	-
Other Items	1,471	225	1,669	274
Adjusted EBITDA	$4,392	$7,132	$8,567	$14,556

– More –

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-17	30-Jun-16	30-Jun-17	30-Jun-16
GAAP Net (loss) income attributable to common shareholders	$(1,561)	$2,819	$(24,662)	$3,553
Share-based compensation	567	1,248	1,303	2,250
Impairment of intangible asset	-	-	31,527	-
Asset impairment	104	-	490	-
Transaction related expenses	-	-	-	799
Proxy contest related expenses	25	-	1,042	-
Severance and senior management transition expenses	242	63	3,154	611
Write-down of inventory component	-	-	386	-
Other items	1,471	225	1,669	274
Tax related items	2,594	(7)	(8,089)	2,222
Non-GAAP Net income	$3,442	$4,348	$6,820	$9,709

GAAP (loss) earnings per ordinary share – Diluted	$(0.10)	$0.18	$(1.54)	$0.22
Share-based compensation	0.04	0.08	0.08	0.14
Impairment of intangible asset	-	-	1.96	-
Asset impairment	0.01	-	0.03	-
Transaction related expenses	-	-	-	0.05
Proxy contest related expenses	0.00	-	0.06	-
Severance and senior management transition expenses	0.02	0.00	0.20	0.04
Write-down of inventory component	-	-	0.02	-
Other items	0.09	0.01	0.10	0.02
Tax related items	0.16	(0.00)	(0.50)	0.14
Non-GAAP Net income per share – Diluted	$0.21	$0.27	$0.42	$0.61

Weighted average ordinary shares outstanding - Diluted:	16,078	15,872	16,056	15,914